Exhibit - 10.16

Agreement on Application, Construction and Transfer of Power Facilities

Party A:     Shanghai Kaihong Electronic Co., Ltd
Address: NO.999 Chenchun Road, Xinqiao Town, Songjiang District, Shanghai

Party B:     Shangai Yahong Electronic Co., Ltd
Address: NO.999 Chenchun Road, Xinqiao Town, Songjiang District, Shanghai

WHEREAS Party A as tenant uses Party B’s factory building and is in operation in the same area with Party B;

WHEREAS Party A’s consumption of electricity is in excess of capacity and Party B has the right to apply for constructing the facilities for power supply (“Power Facilities”);

NOW THEREFORE Both Parties enter into the following terms and conditions with regard to the application, construction thereof and the change of name and title thereof through amicable negotiation on the basis of equality and mutual benefits.

1.
Party B agrees to designate, in a timely fashion, a power transformation and distribution institute and/or related institution in his own name for designing the drawings and to submit such drawings and related materials to the electric service company for examination and approval in accordance with the requirements of the electric service company at the request of Party A.

2.
Party B agrees to apply, in a timely fashion, for the construction of the Power Facilities and to submit the required application documents and materials to the electric service company in his own name upon the reply to the enquiry of electric service application by the electric service company and approval of the construction project applied.

3.
Party B agrees that the Power Facilities are solely intended for Party A’ s use upon completion of construction work thereof and Party B is willing to change, for free of charge, the name and title of the Power Facilities to be under Party A in a timely fashion.

Party B agrees to entrust, in a timely fashion, the electric service company for the engineering construction of electricity supply and pay for such engineering work in accordance with the requirements of the electric service company, provided that Party A shall furnish all service equipment and cover all costs incurred by Party B thereof.

4.
Party B agrees that he shall provide all necessary assistance and cooperation at Party A’s request so as to go through application(s) and/or procedure(s) other than those mentioned herein, if so required, and fulfill such application(s) and/or procedure(s) on time during the application, construction and change-of-name of the Power Facilities. Party B guarantees that if change-of-name of the Power Facilities can not be fulfilled for any reason not caused by Party B, Party A still has exclusive right to use the facilities. Party B should protect the above-mentioned facilities from any damage and has no right to dispose them.

5.
Party A guarantees that he shall provide all necessary assistance and cooperation at Party B’s request, bear all relative costs and expenditures and provide all associated service equipment during the application, construction and change-of-name of the Power Facilities.

6.	Party A guarantees to bear and be responsible for all relative fees and costs for electricity use after the Power Facilities are in operation.

7.	Party A guarantees that if this Agreement cannot be effectively enforced for any reason not caused by Party B, Party B shall not be liable to Party A in this regard.

8.	This Agreement comes into effect once signed and sealed by both Parties.

9.
The clauses stated in this Agreement can be amended by the Parties subject to their negotiation and mutual consents, according to the circumstances arising from the actual performance of the Agreement, provided that a written supplementary agreement signed by the Parties shall be entered into to cover such amendments.

10.	The legal effectiveness of each clause herein is separable, which means should any clause be deemed as null and void the effectiveness of other clause(s) will not be affected.

11.	This agreement is originated in two duplicated copies with equal legal validity. Each Party holds one copy thereof.

12.	Any dispute arising from this Agreement between Party A and Party B which cannot be settled through negotiations should be submitted to the people’s court with jurisdiction thereof for trial.
This agreement is hereby signed by authorized representatives of parties this fifteen of March, 2006.

Party A: Shanghai Kaihong Electronic Co., Ltd
Legal representative or authorized representative:
/:/ Joseph Liu
Date: March 15, 2006

Party B: Shanghai Yahong Electronic Co., Ltd
Legal representative or authorized representative:
/:/ Jian-Ya, Xing
Date: March 15, 2006